Exhibit 99.2

REPORT

JANUARY 1, 2022 THROUGH MAY 2, 2022

AND MAY 3, 2022 THROUGH MAY 12, 2022 (IN LIQUIDATION)

EUFX Short Euro

PROSHARES TRUST II	Distributor: SEI Investments Distribution Co.

TABLE OF CONTENTS

1	Report of Independent Auditors

3	Proshares Short Euro

3	Statement of Net Assets in Liquidation

4	Statement of Operations

5	Statement of Changes In Shareholders’ Equity

6	Statement of Changes In Net Assets in Liquidation

7	Statement of Cash Flows

8	Notes to Financial Statements (in Liquidation)

14	Affirmation of The Commodity Pool Operator

Report of Independent Auditors

To the Sponsor of ProShares Short Euro

Opinion

We have audited the accompanying financial statements of ProShares Short Euro (the “Fund”), which comprise the statement of net assets in liquidation as of May 12, 2022, the related statement of changes in net assets in liquidation for the period from May 3, 2022 to May 12, 2022, and the statements of operations, changes in shareholders’ equity and cash flows for the period from January 1, 2022 to May 2, 2022, including the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the net assets in liquidation of the Fund as of May 12, 2022, the changes in its net assets in liquidation for the period from May 3, 2022 to May 12, 2022, and the results of its operations, changes in shareholders’ equity, and its cash flows for the period from January 1, 2022 to May 2, 2022, in accordance with accounting principles generally accepted in the United States of America applied on the bases described in Note 2.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Fund and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

As discussed in Notes 1 and 2 to the financial statements, the Sponsor of ProShares Short Euro approved a plan of liquidation on March 11, 2022, and the Sponsor concluded that the Fund met the criteria to determine liquidation was imminent as of the end of business on May 2, 2022. As a result, the Fund changed its basis of accounting on May 3, 2022 from the going concern basis to a liquidation basis. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion.

PricewaterhouseCoopers LLP, 100 East Pratt Street, Suite 2600, Baltimore, MD 21202-1096

T: (410) 783 7600, F: (410) 783 7680, www.pwc.com/us

Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

PricewaterhouseCoopers LLP

Baltimore, MD

July 18, 2022

PROSHARES SHORT EURO

STATEMENT OF NET ASSETS IN LIQUIDATION

May 12, 2022
Assets
Cash	$3,625

Total assets	3,625

Liabilities
Payable to Sponsor	3,625

Total liabilities	3,625

Commitments and Contingencies (Note 2)
Net assets	—

Shares outstanding	—

Net asset value per share	$—

Market value per share	$—

See accompanying notes to financial statements.

PROSHARES SHORT EURO

STATEMENT OF OPERATIONS

FOR THE PERIOD JANUARY 1, 2022 THROUGH MAY 2, 2022

Investment Income
Interest	$(41)

Expenses
Management fee	10,297
Brokerage commissions	246

Total expenses	10,543

Net investment income (loss)	(10,584)

Realized and unrealized gain (loss) on investment activity
Net realized gain (loss) on
Futures contracts	299,281
Short-term U.S. government and agency obligations	4,452

Net realized gain (loss)	303,733
Change in net unrealized appreciation (depreciation) on
Futures contracts	5,400
Short-term U.S. government and agency obligations	—

Change in net unrealized appreciation (depreciation)	5,400

Net realized and unrealized gain (loss)	309,133

Net income (loss)	$298,549

See accompanying notes to financial statements.

PROSHARES SHORT EURO

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD JANUARY 1, 2022 THROUGH MAY 2, 2022

Shareholders’ equity, beginning of period	$2,245,421

Addition of 50,000 shares	2,312,961
Redemption of 50,000 shares	(2,422,644)

Net addition (redemption) of - shares	(109,683)

Net investment income (loss)	(10,584)
Net realized gain (loss)	303,733
Change in net unrealized appreciation (depreciation)	5,400

Net income (loss)	298,549

Shareholders’ equity, end of period	$2,434,287

See accompanying notes to financial statements.

PROSHARES SHORT EURO

STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION

FOR THE PERIOD FROM MAY 3, 2022 THROUGH MAY 12, 2022

Net assets, beginning of period	$2,434,287

Redemption of 50,000 shares	(2,434,287)

Net assets, end of period	$—

See accompanying notes to financial statements.

PROSHARES SHORT EURO

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 1, 2022 THROUGH MAY 2, 2022

Cash flow from operating activities
Net income (loss)	$298,549
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Proceeds from sales or maturities of short-term U.S. government and agency obligations	4,452
Net realized (gain) loss on investments	(4,452)
Decrease (Increase) in receivable on open futures contracts	(61,891)
Decrease (Increase) in interest receivable	93
Increase (Decrease) in payable on open future contracts	(11,500)
Increase (Decrease) in payable to Sponsor	1,801

Net cash provided by (used in) operating activities	227,052

Cash flow from financing activities
Proceeds from addition of shares	2,312,961
Payment on shares redeemed	(2,422,644)

Net cash provided by (used in) financing activities	(109,683)

Net increase (decrease) in cash	117,369
Cash, beginning of period	2,258,652

Cash, end of period	$2,376,021

See accompanying notes to financial statements.

PROSHARES SHORT EURO

NOTES TO FINANCIAL STATEMENTS (IN LIQUIDATION)

As of May 12, 2022

NOTE 1 – ORGANIZATION

ProShares Trust II (the “Trust”) is a Delaware statutory trust formed on October 9, 2007 and is currently organized into separate series (each, a “Fund” and collectively, the “Funds”). As of May 12, 2022, sixteen series of the Trust have investment operations. Each of the series issue common units of beneficial interest (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of only that series. The Shares of each series are listed on the NYSE Arca, Inc. (“NYSE Arca”). The Trust had no operations prior to November 24, 2008, other than matters relating to its organization, the registration of fourteen series under the Securities Act of 1933, as amended, and the sale and issuance to ProShare Capital Management LLC (the “Sponsor”).

On March 11, 2022, ProShares Capital Management LLC announced that it planned to close and liquidate ProShares Short Euro (ticker symbol: EUFX), the “liquidated fund.” The last day the liquidated fund accepted creation orders was on May 2, 2022. Trading in the liquidated fund was suspended prior to market open on May 3, 2022. Proceeds of the liquidation were sent to shareholders on May 12, 2022 (the “Distribution Date”). From May 3, 2022, through the Distribution Date, shares of the liquidated fund did not trade on the NYSE Arca nor was there a secondary market for the shares. Any shareholders that remained in a liquidated fund on the Distribution Date automatically had their shares redeemed for cash at the current net asset value on May 12, 2022.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The Fund is an investment company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 “Financial Services – Investment Companies.” As such, the Fund follows the investment company accounting and reporting guidance, including any liquidation-basis adjustments if applicable required by Subtopic 205-30, Liquidation Basis of Accounting. The following is a summary of significant accounting policies followed by the Fund, as applicable, in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates & Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Basis of Presentation

Pursuant to rules and regulations of the SEC, the financial statements through May 2, 2022, and the financial statements in liquidation for ProShares Short Euro are presented individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Fund shall be enforceable only against the assets of the Fund and not against the assets of the Trust generally or any other Fund. Accordingly, the assets of the Fund include only those funds and other assets that are paid to, held by or distributed to the Trust for the purchase of Shares in the Fund.

Due to an ongoing review of market needs and shareholder feedback, the Sponsor approved a plan to liquidate ProShares Short Euro in an orderly manner. Subsequent to May 3, 2022, the date at which the liquidation of the Fund became imminent, the Fund changed its basis of accounting from a going concern basis to a liquidation basis.

Under the liquidation basis of accounting, assets are measured at the estimated amount of cash or other consideration that the liquidated fund expected to collect in settling or disposing of the assets, and liabilities are measured at their estimated settlement amounts, including costs the liquidated fund incurred through the end of the liquidation (liquidation value). These amounts were undiscounted and are recorded to the extent the liquidated fund had a reasonable basis for estimation. Liabilities were recognized in accordance with the measurement and recognition provisions of GAAP applicable for going-concern entities. In addition, liabilities include costs to dispose of assets or other items the liquidated fund sold during the course of liquidation.

Under the plan of liquidation, the liquidated fund (1) sold its remaining investments, (2) collected any receivables as they became due, (3) used available cash to settle obligations, and (4) paid out distributions to the shareholders of the Fund. During this period, the liquidated fund was not managed in accordance with its investment objective. The Sponsor completed the liquidation of the Fund on May 12, 2022.

Statement of Cash Flows

The cash amount shown on the Statement of Cash Flows includes the cash balances of the Fund through May 2, 2022, the date the liquidation became imminent, does not include short-term investments.

Investment Valuation

Short-term investments are valued at amortized cost which approximates fair value for daily NAV purposes. For financial reporting purposes, short-term investments are valued at their market price using information provided by a third-party pricing service or market quotations. In each of these situations, valuations are typically categorized as Level I in the fair value hierarchy.

Derivatives (e.g., futures contracts, options, swap agreements, forward agreements and foreign currency forward contracts) are generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts are generally valued at the last settled price on the applicable exchange on which that future trades. For financial reporting purposes, all futures contracts are generally valued at the last settled price. Futures contracts valuations are typically categorized as Level I in the fair value hierarchy. The Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position. Such fair value prices would generally be determined based on available inputs about the current value of the underlying financial instrument or commodity and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with industry standards. The Sponsor may fair value an asset of the Fund pursuant to the policies the Sponsor has adopted. Depending on the source and relevant significance of valuation inputs, these instruments may be classified as Level II or Level III in the fair value hierarchy.

Fair value pricing may require subjective determinations about the value of an investment. While the Fund’s policies are intended to result in a calculation of its NAV that fairly reflects investment values as of the time of pricing, the Fund cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that the Fund could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

Investment Transactions and Related Income

Investment transactions are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation (depreciation) on open contracts are reflected in the Statement of Net Assets in Liquidation and changes in the unrealized appreciation (depreciation) between periods are reflected in the Statement of Operations.

Interest income is recognized on an accrual basis and includes, where applicable, the amortization of premium or discount, and is reflected as Interest Income in the Statement of Operations.

Brokerage Commissions and Fees

The Fund pays its respective brokerage commissions, including applicable exchange fees, National Futures Association (“NFA”) fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investment in U.S. Commodity Futures Trading Commission (“CFTC”) regulated investments. The effects of trading spreads, financing costs/fees associated with Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income would also be borne by the Fund. Brokerage commissions on futures contracts are recognized on a half-turn basis (e.g., the first half is recognized when the contract is purchased (opened) and the second half is recognized when the transaction is closed).

Federal Income Tax

The Fund is registered as a series of a Delaware statutory trust and is treated as a partnership for U.S. federal income tax purposes. Accordingly, the Fund does not expect to incur U.S. federal income tax liability; rather, each beneficial owner of the Fund’s Shares during the period ended May 12, 2022 is required to take into account its allocable share of the Fund’s income, gain, loss, deductions and other items for the Fund’s taxable year ending with or within the beneficial owner’s taxable year.

Management of the Fund has reviewed all open tax years and major jurisdictions (i.e., the last four tax year ends and the interim tax period since then, as applicable) and concluded that there is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken in future tax returns. The Fund is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

NOTE 3 – INVESTMENTS

Short-Term Investments

The Fund may purchase U.S. Treasury Bills, agency securities, and other high-credit quality short-term fixed income or similar securities with original maturities of one year or less. A portion of these investments may be posted as collateral in connection with futures contracts.

Accounting for Derivative Instruments

In seeking to achieve the Fund’s investment objective, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions, including derivative positions, which the Sponsor believes in combination, should produce returns consistent with the Fund’s objective.

From the beginning of the reporting period until the close of business on May 2, 2022, the volume of the derivative exposure for the Fund relative to its net assets was generally representative to its investment objective.

Following is a description of the derivative instruments used by the Fund during the reporting period, including the primary underlying risk exposures related to each instrument type.

Futures Contracts

The Fund may enter into futures contracts to gain exposure to changes in the value of, or as a substitute for investing directly in (or shorting), an underlying Index, currency or commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of asset at a specified time and place. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity, if applicable, or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery, or by cash settlement at expiration of contract.

Upon entering into a futures contract, the Fund is required to deposit and maintain as collateral at least such initial margin as required by the exchange on which the transaction is affected. The initial margin is segregated as cash and/or securities balances with brokers for futures contracts, as disclosed in the Statement of Net Assets in Liquidation, and is restricted as to its use. When the Fund enters into futures contracts it maintains collateral at the broker in the form of cash and/or securities. Pursuant to the futures contract, the Fund generally agrees to receive from or pay to the broker(s) an amount of cash equal to the daily fluctuation in value of the futures contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. The Fund will realize a gain or loss upon closing of a futures transaction.

Futures contracts involve, to varying degrees, elements of market risk (specifically commodity price risk or equity market volatility risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure the Fund has in the particular classes of instruments. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the market value of the underlying Index or commodity and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to the Fund since futures contracts are exchange-traded and the credit risk resides with the Fund’s clearing broker or clearinghouse itself. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. If trading is not possible, or if the Fund determines not to close a futures position in anticipation of adverse price movements, the Fund will be required to make daily cash payments of variation margin. The risk the Fund will be unable to close out a futures position will be minimized by entering into such transactions on a national exchange with an active and liquid secondary market.

The Effect of Derivative Instruments on the Statement of Operations

For the period from January 1, 2022 through May 2, 2022

Derivatives Not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Appreciation (Depreciation) on Derivatives Recognized in Income
Commodities Contracts	Net realized gain (loss) on futures contracts/changes in unrealized appreciation (depreciation) on futures contracts	$299,281	$5,400

NOTE 4 – AGREEMENTS

Management Fee

The Sponsor stopped charging the Management Fee to the Fund on May 3, 2022, the date it was determined that liquidation was imminent. Prior to its liquidation, the Fund paid the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV of the Fund.

The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Fund that the Sponsor pays directly. From the Management Fee, the Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, (i) the Administrator, Custodian, Distributor, ProFund Distributors, Inc. (“PDI”), an affiliated broker-dealer of the Sponsor, Transfer Agent, accounting and auditing fees and expenses, (ii) any Index licensors for the Fund; and (iii) the normal and expected expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations. Fees associated with the Fund’s trading operations may include expenses such as tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of the Fund and Financial Industry Regulatory Authority (“FINRA”) filing fees, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of the Fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Fund pays all its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses that are unexpected or unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other material expenses which are not currently anticipated obligations of the Fund.

The Administrator

BNY Mellon Asset Servicing, a division of The Bank of New York Mellon (“BNY Mellon”) serves as the Administrator of the Fund. The Trust, on its own behalf and on behalf of the Fund, and BNY Mellon have entered into an administration and accounting agreement (the “Administration and Accounting Agreement”) in connection therewith. Pursuant to the terms of the Administration and Accounting Agreement and under the supervision and direction of the Sponsor and the Trust, BNY Mellon prepares and files certain regulatory filings on behalf of the Fund. BNY Mellon may also perform other services for the Fund pursuant to the Administration and Accounting Agreement as mutually agreed upon by the Sponsor, the Trust and BNY Mellon from time to time. The Administrator’s fees are paid on behalf of the Fund by the Sponsor.

The Custodian

BNY Mellon serves as the Custodian of the Fund, and the Trust, on its own behalf and on behalf of the Fund, and BNY Mellon have entered into a custody agreement (the “Custody Agreement”) in connection therewith. Pursuant to the terms of the Custody Agreement, BNY Mellon is responsible for the holding and safekeeping of assets delivered to it by the Fund, and performing various administrative duties in accordance with instructions delivered to BNY Mellon by the Fund. The Custodian’s fees are paid on behalf of the Fund by the Sponsor.

The Transfer Agent

BNY Mellon serves as the Transfer Agent of the Fund for Authorized Participants and has entered into a transfer agency and service agreement (the “Transfer Agency and Service Agreement”). Pursuant to the terms of the Transfer Agency and Service Agreement, BNY Mellon is responsible for processing purchase and redemption orders and maintaining records of ownership of the Fund. The Transfer Agent Fees are paid on behalf of the Fund by the Sponsor.

The Distributor

SEI Investments Distribution Co. (“SEI”), serves as Distributor of the Fund and assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with the requirements of FINRA and/or the NFA in connection with marketing efforts, and reviewing and filing of marketing materials with FINRA and/or the NFA. SEI retains all marketing materials separately for the Fund, at c/o SEI, One Freedom Valley Drive, Oaks, PA 19456. The Sponsor, on behalf of the Fund, has entered into a Distribution Services Agreement with SEI. The Sponsor pays SEI for performing its duties on behalf of the Fund.

NOTE 5 – FINANCIAL HIGHLIGHTS

Selected data for a Share outstanding for the period January 1, 2022 through May 2, 2022

Per Share Operating Performance	Short Euro
Net asset value, at December 31, 2021	$44.91
Net investment income (loss)	(0.15)
Net realized and unrealized gain (loss)	3.93
Change in net asset value from operations	3.78
Net asset value, at May 2, 2022@	$48.69
Market value per share, at December 31, 2021†	$44.92
Market value per share, at May 2, 2022†	$48.54
Total Return, at net asset value^	8.4%
Total Return, at market value^	8.1%
Ratios to Average Net Assets*
Expense ratio^^	0.97%
Net investment income gain (loss)	(0.98)%

*	Percentages are annualized.
†	Market values are determined at the close of the NYSE Arca, which may be later than when the Fund’s net asset value is calculated.
^	Percentages are not annualized for the period ended May 2, 2022.
@	NAV on May 2, 2022, the date liquidation was determined to be imminent. See Note 1.
^^	The expense ratio would be 0.95% if brokerage commissions were excluded.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated the possibility of subsequent events existing in the Fund’s financial statements through July 18, 2022, the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in the Fund’s financial statements through this date.

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of ProShares Short Euro:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this final Annual Report for ProShares Short Euro is accurate and complete:

By:
Todd Johnson Principal
ProShare Capital Management LLC,
Commodity Pool Operator

ProShares Trust II

7272 Wisconsin Avenue, 21st Floor, Bethesda, MD 20814

866.PRO.5125 866.776.5125

ProShares.com

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